Calculation of Filing Fee Tables
S-3
Sunstone Hotel Investors, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	3	Other	Depositary Shares	457(r)				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[3]	An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Sources	1	Sunstone Hotel Investors, Inc.	S-3	333-269994		03/01/2023						$ 33,060.00
Offset Note
[1]	The Registrant previously filed a prospectus supplement, dated March 1, 2023 to a prospectus, dated February 24, 2023, constituting part of its Registration Statement on Form S-3 (File No. 333-269994) (the "Prior Registration Statement") and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of up to $300,000,000 under its then current "at-the-market" program (the "2023 ATM Program"). As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $300,000,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $33,060 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement expired on February 24, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A